UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 17, 2015

LIGAND PHARMACEUTICALS INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Delaware	77-0160744
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

11119 North Torrey Pines Road, Suite 200	92037
La Jolla, CA	(Zip Code)
(Address of principal executive offices)
(858) 550-7500
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

Merger Agreement

On December 17, 2015, Ligand Pharmaceuticals Incorporated (“Ligand”) entered into an agreement to acquire Open Monoclonal Technology, Inc. (“OMT”), pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), by and among Ligand, OMT, OMT, LLC, Schrader 1 Acquisition, Inc., a wholly-owned subsidiary of Ligand (“Merger Sub 1”), Schrader 2 Acquisition, Inc., a wholly-owned subsidiary of Ligand (“Merger Sub 2”), and Fortis Advisors LLC, as the stockholders’ representative (the “Stockholders’ Representative”), pursuant to which Merger Sub 1 will be merged with and into OMT, with OMT being the surviving corporation (“Merger 1”) and, immediately following Merger 1, OMT will be merged with and into Merger Sub 2, with Merger Sub 2 being the surviving corporation (together with Merger 1, the “Merger”). As a result of the Merger, OMT will be a wholly-owned subsidiary of Ligand. Ligand’s board of directors and OMT’s board of directors have each unanimously approved the Merger, the Merger Agreement and the transactions contemplated by the Merger Agreement.

Ligand will pay an aggregate of approximately $178.0 million in merger consideration, consisting of approximately $92.6 million in cash and $85.4 million in shares of Ligand’s common stock. The aggregate merger consideration amount is subject to certain adjustments, including amounts based on changes in OMT’s net working capital and cash amounts at closing. The number of shares of Ligand’s common stock to be issued will be based on a 20-day volume-weighted average price of Ligand’s common stock calculated three days prior to closing, subject to a pricing collar under which the number of shares of Ligand common stock to be issued at closing will not be greater than 817,608 or less than 739,740.

The shares of common stock to be issued by Ligand as part of the merger consideration will be issued pursuant to a private placement under Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securitas Act”), and only to those OMT stockholders or optionholders who are “accredited investors” as defined under Rule 501(a) thereof. Upon closing the Merger, Ligand will file a Registration Statement on Form S-3 (the “Form S-3”) registering the resale of Ligand common stock to be issued as merger consideration. The Form S-3 will be automatically effective and the shares issued as merger consideration will be freely tradable by OMT stockholders immediately.

Pursuant to the Merger Agreement, approximately $6.9 million (7.5% of the cash consideration for the Merger) and a number of Ligand common stock shares equal to 7.5% of the stock consideration for the Merger (the “Escrow Amount”) will be held back at the closing of the Merger to secure indemnification obligations of OMT and post-closing merger consideration adjustments (the “Escrow Fund”). The Escrow Fund will be released 15 months from the date of closing, less the aggregate amount of any pending claims as of such date.
Both Ligand and OMT agreed to customary representations, warranties and covenants in the Merger Agreement. OMT’s stockholders and optionholders agreed to indemnify Ligand for certain matters, including breaches of representations, warranties and covenants included in the Merger Agreement, up to the Escrow Amount, subject to certain exceptions.
The closing of the Merger will be subject to customary closing conditions for transactions of this type, including, among other things, receipt of certain contractual consents, the accuracy of the representations and warranties and compliance with the covenants set forth in the Merger Agreement, each in all material respects, the absence of a material adverse effect on OMT and delivery of the Buelow Employment Agreement described below. The Merger is expected to close in January 2016.

The Merger Agreement contains customary termination rights for both Ligand and OMT, including, among other bases for termination, if the Merger is not consummated on or before March 31, 2016.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Merger Agreement has been attached to this Current Report on Form 8-K to provide investors with information regarding its terms. The Merger Agreement is not intended to provide any other factual information about Ligand, OMT or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by such contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among such parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to such contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Ligand’s public disclosures.

Buelow Employment Agreement

As a condition to closing the Merger, Ligand and OMT’s current chief executive officer, Roland Buelow, will execute an offer letter (the “Buelow Employment Agreement”) pursuant to which Dr. Buelow will join Ligand as Vice President, Antibody Technologies. Pursuant to the Buelow Employment Agreement, and upon the terms and subject to the conditions thereof, Dr. Buelow will receive a base annual salary of $500,000, as well as an annual target bonus of $1.0 million, Ligand stock options with an aggregate value of $2.0 million on the date of grant and performance stock units with an aggregate value of $18.0 million on the date of grant. Dr. Buelow’s performance stock units will vest based on achievement of certain milestones related to the OMT business, including annual revenues, research and development milestones and entering into new business relationships. Dr. Buelow also entered into a severance agreement which provides him with certain severance benefits and accelerated vesting of his equity awards in the event of his involuntary termination.

Dr. Buelow will also enter into a noncompetition agreement with Ligand pursuant to which he will agree not to engage in any competitive activities for a period of two years following closing the Merger.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above with respect to the issuance of shares of Ligand common stock as part of the merger consideration is incorporated into this Item 3.02 by reference. The shares of common stock have not been registered under the Securities Act or any state securities laws. The shares will be issued pursuant to a private placement under Rule 506 of Regulation D promulgated under the Securities Act, and only to those OMT stockholders or optionholders who are “accredited investors” as defined under Rule 501(a) thereof.

As described in Item 1.01 of above, which is incorporated by reference into this item 3.02, Ligand has agreed to file the Form S-3 for the resale of the shares of common stock. The shares of common stock may not be offered or sold in the United States absent registration or exemption from registration under the Securities Act and any applicable state securities laws. Neither this Current Report on Form 8-K nor any of the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy shares of common stock or other securities of Ligand.

Item 7.01. Regulation FD Disclosure.

On December 17, 2015, Ligand issued a press release announcing the execution of the Merger Agreement, describing the OMT business and providing updated financial guidance, a copy of which is filed as Exhibit 99.1 hereto and incorporated herein by reference. As discussed in the press release, Ligand hosted a conference call with accompanying slides to discuss the acquisition on December 17, 2015. A copy of the slide presentation is filed as Exhibit 99.2 hereto and incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K, including the press release and slides incorporated herein by reference, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Item 7.01 of this Current Report on Form 8-K.

Item 8.01. Other Information.

OMT is a leader in genetic engineering of animals for the generation of monospecific, bispecific and polyspecific human therapeutic antibodies, as well as naturally optimized human antibodies. OMT has current leading antibody drug discovery technology and has out-licensed the technology to 16 biotechnology partners for use in their development of novel antibodies.

OMT OmniAb Antibody Platform

OmniAb refers to three transgenic animal platforms for generation of naturally optimized monospecific, bispecific and polyspecific human therapeutic antibodies.

OmniRat® is one of the industry’s first human monoclonal antibody technology based on rats. It has a complete immune system with a diverse antibody repertoire and is genetically engineered to produce antibodies with human idiotypes.

OmniMouse® is a transgenic mouse that complements OmniRat and expands epitope coverage and therefore antibody discovery capabilities for partners.

OmniFlic™ is an engineered rat with a fixed light chain for development of bispecific, fully human antibodies.

All three platforms use patented technology, and deliver fully human antibodies with high affinity, specificity, expression, solubility and stability, thereby facilitating more rapid discovery of therapeutic antibodies for partners. OmniAb allows partners to identify high-affinity antibodies in a patented animal system, that therefore have been optimized by in vivo selection pressures, accelerating development times and increasing the prospects of technical success.

OMT has received patent protection in 27 countries, including the United States, multiple countries throughout Europe, Japan and China and has 19 patent applications pending worldwide. The patents and applications owned by OMT are expected to expire between 2028 and 2033 and partners are able to use the OMT patented technology to generate novel antibodies, which may be entitled to additional patent protection.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements by Ligand that involve risks and uncertainties and reflect Ligand's judgment as of the date of this report. Words such as “plans,” “believes,” “expects,” “anticipates,” and “will,” and similar expressions, are intended to identify forward-looking statements. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. These forward-looking statements include, without limitation, statements regarding: the expected closing of the Merger and the timing thereof, the timing of the Form S-3, the number of partners to be added to Ligand’s portfolio due to the acquisition, and intellectual property protection of the OMT platform.

Actual events or results may differ from Ligand's expectations. For example, various closing conditions for the transaction may not be satisfied or waived. In addition, OMT’s partners are able to terminate their partnership agreements for convenience and the failure of the overall OMT platform in any particular partner’s program may negatively affect the opportunities with other partners, which in either case may reduce the number of overall partnerships and potential future revenue. The ability of OMT and its partners to obtain, maintain and successfully enforce adequate patent and other intellectual property protection and the ability to operate their businesses without infringing the intellectual property rights of others is also a risk in successfully operating the OMT business. Further, Ligand believes that Dr. Buelow is critical to the success of the OMT business and the loss of his services would adversely impact the success of the OMT business after the transaction. The failure to meet expectations with respect to any of the foregoing matters may reduce Ligand's stock price.

Additional information concerning these and other risk factors affecting Ligand can be found in prior press releases available at www.ligand.com as well as in Ligand's public periodic filings with the Securities and Exchange Commission available at www.sec.gov. Ligand disclaims any intent or obligation to update these forward-looking statements beyond the date of this release. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated as of December 17, 2015, by and among Ligand Pharmaceuticals Incorporated, Open Monoclonal Technology, Inc., OMT, LLC, Schrader 1 Acquisition, Inc., Schrader 2 Acquisition, Inc. and Fortis Advisors LLC*

99.1	Press Release of Ligand Pharmaceuticals, dated December 17, 2015
99.2	Slide Presentation, dated December 17, 2015

* The schedules to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Ligand will furnish copies of any such schedules to the Securities and Exchange Commission upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGAND PHARMACEUTICALS INCORPORATED

Date: December 18, 2015	By:	/s/ Charles Berkman
	Name:	Charles Berkman
	Title:	Vice President, General Counsel and Secretary